Exhibit 99.1

VIRTU FINANCIAL, INC. COMMENCES MARKETING OF

SENIOR SECURED FIRST LIEN TERM LOAN

NEW YORK, NY, May 22, 2017 — Virtu Financial, Inc. (NASDAQ: VIRT) (the “Company”) today announced that its subsidiaries commenced marketing of an $825.0 million senior secured first lien term loan (the “Term Loan”).  The Term Loan will be issued to finance, in part, the Company’s pending acquisition (the “Acquisition”) of KCG Holdings, Inc. (NYSE: KCG) (“KCG”) and to repay certain indebtedness of the Company and KCG.

Following the Acquisition, VFH Parent LLC, a Delaware limited liability company, will be the borrower with respect to the indebtedness and obligations under the Term Loan (the “Assumption”).  The Term Loan will be a senior secured first lien Term Loan and will be guaranteed by Virtu Financial LLC, a Delaware limited liability company, subsidiary of the Company and the direct parent company of VFH, and certain of its subsidiaries (including KCG and certain of its subsidiaries). The Term Loan will mature in four and one-half years after the initial funding of the Term Loan.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, as well as uncertainties relating to the Acquisition. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

About Virtu Financial, Inc.:

Virtu is a technology-enabled market maker and liquidity provider to the global financial markets. We buy and sell a broad range of securities and other financial instruments, and we generate revenue by buying and selling securities and other financial instruments and earning small amounts of money on individual transactions based on the difference between what buyers are willing to pay and what sellers are willing to accept, which we refer to as “bid/ask spreads,” across a large volume of transactions. We make markets by providing quotations to buyers and sellers in more than 12,000 securities and other financial instruments on more than 235 unique exchanges, markets and liquidity pools in 36 countries around the world.

Contact:

Investor Relations Contact:

Andrew Smith

Virtu Financial, Inc.

(212) 418-0195

investor_relations@virtu.com

Media Relations
media@virtu.com